Exhibit 10.40

SIXTH AMENDMENT
OF ESI PENSION PLAN

This Sixth Amendment of ESI Pension Plan (the “Plan”) is adopted by ITT Educational Services, Inc. (the “Employer”).

Background

A.                                   The Employer originally established the Plan effective June 9, 1998.

B.                                     The Plan has been amended by a First, Second, Third, Fourth and Fifth Amendment.

C.                                     The Employer now wishes to amend the Plan further.

Amendment

1.                                       Effective June 9, 1998, Section 4.02 is amended to read as follows:

Section 4.02.  Actuarial Valuations.  The Employer or the Committee will designate an actuary for the Plan.  The actuary will periodically (at least annually) perform an actuarial valuation of the Plan and Trust and will certify to the Employer or the Committee in writing the results of each valuation.  Each actuarial valuation will include a valuation of the assets and liabilities of the Plan.  The actuary will apply all gains and forfeitures arising in the operation of the Plan to reduce the Employer’s contributions, all in accordance with the actuarial methods, factors, and assumptions then employed by the actuary in accordance with the Plan and ERISA.  The actuarial valuation used for computing Plan costs for minimum funding for a year will be the same valuation used for the purpose of the top-heavy determination under Section 13.02 for the year.

2.                                       Effective January 1, 2004, Paragraph 7.01(b)(4) is amended to read as follows:

(4)                                  A Member’s election of  a lump sum cash payment in lieu of a Qualified Joint and Survivor Annuity or Life Annuity must be made in writing, be received by the Committee during the Applicable Election Period and, if applicable, state the specific nonspouse Beneficiary (including any class of Beneficiaries or contingent Beneficiaries) who is to receive the lump sum cash payment in the event of the Member’s death, and the particular optional form of benefit.  If the Member is married, his Spouse must consent in writing to his election.  The Spouse’s consent must be irrevocable, must be made and received by the Committee during the Applicable Election Period, must acknowledge the effect of the consent and election, and must be witnessed by a notary public or Plan representative.  If the Member establishes to the satisfaction of the Committee that the Spouse’s consent cannot be obtained because there is no Spouse or the Spouse cannot be located, the Spouse’s consent will be deemed to have been given.  If a Member is legally separated from his Spouse or has been abandoned by his Spouse within the meaning of local law, and the Member has a court order to that effect, the Spouse’s consent will not be required unless a Qualified Domestic Relations Order provides otherwise.  Any consent will be valid only with respect to the Spouse who signs the consent or, in the event of a deemed consent, the designated Spouse.  If a Member’s Spouse is legally incompetent to give consent, the Spouse’s legal guardian (even if the guardian is the Member) may give consent.  A Member may revoke a prior election at any time, and any number of times, prior to the commencement of his benefits.

3.                                       Effective January 1, 2004, Subsection 7.03(b) is amended to read as follows:

(b)                                 If the present value of the balance of the Member’s Cash Balance Account exceeds $5,000 on the date his benefits are payable, which is as soon as administratively feasible after his Separation from Service occurs, then, subject to Section 7.16, a benefit equal to the present value of his Cash Balance Account will be paid as follows:

(1)                                  If the Member is married on his Annuity Starting Date, his benefit will be paid to him in the form of a Qualified Joint and Survivor Annuity beginning on the first day of the month coinciding with or next following the date on which he reaches age 62, unless he waives this form of benefit and elects a lump sum cash payment in accordance with Paragraph 3.  A Member may elect to have payment of his benefit begin as of the first day of any month occurring on or after the Member reaches age 55, and on or before the Member’s Required Beginning Date.

(2)                                  If the Member is not married on his Annuity Starting Date, a benefit equal to the present value of his Cash Balance Account will be paid to him in the form of a Life Annuity beginning on the first day of the month coinciding with or next following the date on which he reaches age 62, unless he waives this form of payment and elects a lump sum cash payment.  A Member may elect to have payment of his benefit begin as of the first day of any month occurring on or after the Member reaches age 55, and on or before the Member’s Required Beginning Date.

(3)                                  A Member may waive the Qualified Joint and Survivor Annuity or the Life Annuity, whichever is applicable, and elect to receive his benefit in a single lump sum cash payment paid as of the last day of any month occurring on or after the Member reaches age 55 and on or before the Member’s Required Beginning Date.  A Member’s election of an optional form of benefit must comply with the requirements of Section 7.01(b)(4).

4.                                       Effective January 1, 2004, Paragraph 7.04(b)(1) is amended to read as follows:

(1)                                  If the Member is married on his death, a benefit equal to the present value of his Cash Balance Account will be paid to his Spouse in the form of a Qualified Preretirement Survivor Annuity beginning as soon as administratively feasible after the date on which the Member would have reached age 62 (or the date of the Member’s death if he died after reaching age 62), unless (A) the Member waives this form of benefit and elects an optional form of benefit in accordance with Paragraph (3), (B) the Member does not waive this form of benefit but, after the Member’s death, the Spouse elects to receive, in lieu of this form of benefit, a single lump sum cash payment as of the first day of any month the Spouse designates (subject to Section 7.09), or (C) the Member does not waive this form of benefit but, after the Member’s death, the Spouse elects to begin payment of the Qualified Preretirement Survivor Annuity as soon as administratively feasible after the Member’s death.  If the Member dies after attaining the earliest retirement age under the Plan, the Spouse’s benefit may not be less than the benefit that would be payable to the Spouse if the Member had retired with an immediate qualified joint and survivor annuity on the day before the Member’s death.  If the Member dies on or before the earliest retirement age, the benefit may not be less than the benefit that would be payable to the Spouse if the Member had separated from service at the earlier of actual separation or death, survived until the earliest retirement age, retired at that time with an immediate qualified joint and survivor annuity, and died the day after.

5.                                       Effective January 1, 2004, Paragraph 7.04(b)(3) is amended to read as follows:

(3)                                  A Member may waive the Qualified Preretirement Survivor Annuity and elect to have any death benefit paid to his Beneficiary in a single lump sum cash payment as soon as administratively feasible after his death.  A Member’s election of the lump sum benefit must be made in writing, be received by the Committee during the Applicable Election Period and, if applicable, state the specific nonspouse Beneficiary (including any class of Beneficiaries or contingent Beneficiaries), and his Spouse must consent in writing to his election.  The Spouse’s consent must be irrevocable, must be received by the Committee during the Application Election Period, must acknowledge the effect of the consent and the election, and must be witnessed by a Plan representative or notary public.  If the Member establishes to the satisfaction of the Committee that the Spouse’s consent cannot be obtained because there is no Spouse or the Spouse cannot be located, the Spouse’s consent will be deemed to have been given.  If a Member is legally separated from his Spouse or has been abandoned by his Spouse within the meaning of local law and the Member has a court order to that effect, the Spouse’s consent will not be required unless a Qualified Domestic Relations Order provides otherwise.  Any consent will be valid only with respect to the Spouse who signs the consent, or in the event of a deemed consent, the designated Spouse.  If a Member’s Spouse is legally incompetent to give consent, the Spouse’s legal guardian (even if the guardian is the Member) may give consent.  A Member may revoke a prior election at any time, and any number of times, prior to his death.

6.                                       Effective June 9, 1998, Paragraph 11.02(a)(1) is amended to read as follows:

(1)                                  If the benefit begins at or after the Member attains age 62 but before the Member’s Social Security Retirement Age, the Dollar Limit will be reduced by, in the case of a Member whose Social Security Retirement Age is 65, 5/9 of 1 percent for each month by which the benefit commences before the month in which the Member attains age 65 or, in the case of a Member whose Social Security Retirement Age is greater than 65, 5/9 of 1 percent for each of the first 36 months and 5/12 of 1 percent for each of the additional months (up to 24) by which the benefit commences before the month in which the Member attains Social Security Retirement Age.  If the benefit begins before age 62, the benefit must be limited to the actuarial equivalent of the Member’s limitation for benefits commencing at age 62 with the reduced dollar limitation for such benefits further reduced for each month by which the benefit commences before the month in which the Member attains age 62.  If the benefit begins before age 62, the benefit may not exceed the lesser of the equivalent amount computed using the interest rate and mortality table (or tabular factor) used in the Plan for actuarial equivalence for early retirement benefits, and the amount computed using 5% interest and the applicable mortality table (to the extent that the mortality decrement is used prior to age 62), regardless of whether the benefit is subject to Code paragraph 417(e)(3).

This Sixth Amendment of ESI Pension Plan is executed this 26 day of February, 2004.

ITT EDUCATIONAL SERVICES, INC.

	By:	/s/ Nina F. Esbin
(Signature)

Nina F. Esbin
(Printed)

Sr. VP, Human Resources
(Title)

ATTEST:

/s/ Jenny Yonce
(Signature)

Jenny Yonce
(Printed)

MGR, Benefits & HRIS
(Title)